                                                                   Exhibit (p.7)



                       DSI INTERNATIONAL MANAGEMENT, INC.
                                 CODE OF ETHICS

TABLE OF CONTENTS

1.    INTRODUCTION............................................................................................  1

2.    TYPES OF ACCOUNTS

            2.1  Covered Accounts.............................................................................  3

            2.2  Joint Accounts...............................................................................  3

            2.3  Investment Clubs.............................................................................  3

3.    ESTABLISHING COVERED ACCOUNTS

            3.1  Use of Authorized Brokers....................................................................  4

            3.2  Reporting....................................................................................  5

            3.3  Copying Compliance Department on Statements and Confirms.....................................  5

4.    TRADING RESTRICTIONS

            4.1  Preclearance Requirements....................................................................  6

            4.2  Frequency....................................................................................  7

            4.3  Holding Period...............................................................................  7

            4.4  Lockout Period...............................................................................  8

            4.5  Prohibited Transactions......................................................................  8

            4.6  Initial Public Offerings.....................................................................  9

            4.7  Investment in Partnerships and other Private Placements......................................  9

            4.8  Options............................. ........................................................  9

            4.9  Futures...................................................................................... 10

5.    REPORTING AND CERTIFICATION REQUIREMENTS

            5.1. Initial Holdings Report and Certification.................................................... 10

            5.2  Quarterly Transactions Report for Covered Persons and Interested Directors................... 10

            5.3  Quarterly Transactions Report for Independent Directors...................................... 10

            5.4  Annual Certification for Covered Persons, Interested Directors and Independent Directors..... 11

6.    ADMINISTRATION AND ENFORCEMENT

            6.1  Review of Personal Trading Information....................................................... 11

            6.2  Annual Reports to the Mutual Fund Boards of Directors and UBS Global CEOs.................... 11

            6.3  Sanctions and Remedies....................................................................... 12

LIST OF FUNDS..........................................................................................Appendix A

TRADE REQUEST FORM.....................................................................................Appendix B

OUTSIDE ACCOUNT REQUEST FORM...........................................................................Appendix C

PRIVATE PLACEMENT REQUEST FORM.........................................................................Appendix D

INVESTMENT CLUB PRE-APPROVAL FORM......................................................................Appendix E

DISCRETIONARY ACCOUNT ATTESTATION......................................................................Appendix F

CONSULTANTS AND TEMPORARY EMPLOYEE REPORTING REQUIREMENTS..............................................Appendix G

TRANSACTION REQUIREMENT MATRIX.........................................................................Appendix H

LIST OF AUTHORIZED BROKER-DEALERS......................................................................Appendix I

                      UBS GLOBAL ASSET MANAGEMENT-AMERICAS
                                 CODE OF ETHICS
--------------------------------------------------------------------------------
1.    INTRODUCTION

      UBS Global Asset Management-Americas ("UBS Global")1 has many important assets. Perhaps the most valuable is its established and unquestioned reputation for integrity. Preserving this integrity demands the continuing alertness of every employee. Each employee must avoid any activity or relationship that may reflect unfavorably on UBS Global as a result of a possible conflict of interest, the appearance of such a conflict, the improper use of confidential information or the appearance of any impropriety. Although no written code can take the place of personal integrity, the following, in addition to common sense and sound judgment, should serve as a guide to the minimum standards of proper conduct. This Code of Ethics ("Code") is designed to ensure, among other things, that all employees conduct their personal securities transactions in a manner where clients' interests are placed first and foremost and are consistent with the law. Any conduct that violates this Code is unacceptable and always constitutes an activity beyond the scope of the employee's legitimate employment.

      UBS Global has adopted this Code, which is designed to detect and prevent conflicts of interest between its employees, officers and directors and its Advisory Clients2 caused by personal investing activities. UBS Global also has established separate procedures designed to detect and prevent insider trading ("Insider Trading Procedures"), which should be read together with this Code.

      Personal investing activities of "Covered Persons" (defined below) can create conflicts of interest that may compromise our fiduciary duty to Advisory Clients. As a result, Covered Persons must avoid any transaction that involves, or even appears to involve, a conflict of interest, diversion of an Advisory Client investment opportunity, or other impropriety with respect to dealing with an Advisory Client or acting on behalf of an Advisory Client.

      As fiduciaries, Covered Persons must at all times comply with the following principles:

      A. CLIENT INTERESTS COME FIRST. Covered Persons must scrupulously avoid serving their own personal interests ahead of the interests of Advisory Clients. If a Covered Person puts his/her own personal interests ahead of an Advisory Client's, or violates the law in any way, he/she will be subject to disciplinary action, even if he/she is in technical compliance with the Code.

      B. AVOID TAKING ADVANTAGE. Covered Persons may not make personal investment decisions based on their knowledge of Advisory Client holdings or transactions. The most common example of this is "front running," or knowingly engaging in a personal transaction ahead of an Advisory Client with the expectation that the Advisory Client's transaction will cause a favorable move in the market. This prohibition applies whether a Covered Person's transaction is in the same direction as the transaction placed on behalf of an Advisory Client (for example, two purchases) or the opposite direction (a purchase and sale).
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(1) When used in this Code "UBS Global Asset Management" and "UBS Global"
includes UBS Global Asset Management (US) Inc., UBS Global Asset Management (Americas) Inc., UBS Global Asset Management (New York) Inc. and DSI International Management, Inc. We refer to these entities collectively as UBS Global Advisors.

(2) Advisory Client means any client (including mutual funds, closed-end funds and separate accounts) for which UBS Global serves as an investment adviser, to whom it renders investment advice, or for whom it makes investment decisions.


      If you are uncertain whether a real or apparent conflict exists in any particular situation, you should consult with the Compliance Department immediately.

      This Code applies to each of the UBS Global Advisors and the registered investment companies for which a UBS Global Advisor serves as investment manager, investment advisor and/or principal underwriter ("Funds") that are listed on Appendix A (which may be amended from time to time). The Code sets forth detailed policies and procedures that Covered Persons of UBS Global Advisors must follow in regard to their personal investing activities. ALL COVERED PERSONS ARE REQUIRED TO COMPLY WITH THE CODE AS A CONDITION OF CONTINUED EMPLOYMENT.

      WHO IS SUBJECT TO THE CODE?

            COVERED PERSONS. For purposes of this Code, COVERED PERSON is defined as:

      o Each employee, officer and director of a UBS Global Advisor, their spouses and members of their immediate families;3

      o An employee, officer or director of any UBS AG affiliate who is domiciled on the premises of a UBS Global Advisor; and

      o Consultants and other temporary employees hired for a period of 30 days or more whose duties include access to UBS Global's technology and systems, AND/OR TRADING INFORMATION IN ANY FORM, unless they obtain a written exemption from the Compliance Department. Consultants and other temporary employees who are employed for less than a 30-day period, but who have access to UBS Global's trading information, will be subject to the reporting requirements described in Appendix G.

      INTERESTED DIRECTORS OF A FUND. Directors of any Fund listed on Appendix A who are not Covered Persons but who are affiliated with another subsidiary of UBS AG ("Interested Directors") are subject to the following sections of the
Code:

    Section 5.1    Initial Holdings Report and Certification
    Section 5.2 Quarterly Transactions Report for Covered Persons and Interested Directors
    Section 5.4 Annual Certification for Covered Persons, Interested Directors and Independent Directors

      INDEPENDENT DIRECTORS OF A FUND. Directors of a Fund who are not affiliated with a UBS Global Advisor and who do not otherwise meet the definition of "interested person" under Section 2(a)(19) of the Investment Company Act4 ("Independent Directors") are subject only to the following sections of the Code:

--------
(3) Immediate family includes your spouse, children and/or stepchildren and other relatives who live with you if you contribute to their financial support.

(4) This includes, for example, those who are interested persons by reason of having had, at any time since the beginning of the last two completed fiscal years, a material business or professional relationship with any affiliate of UBS AG.

    Section 5.3    Quarterly Transaction Report for Independent Directors
    Section 5.4 Annual Certification for Covered Persons, Interested Directors and Independent Directors

2.    TYPES OF ACCOUNTS

      2.1   COVERED ACCOUNTS

              "COVERED ACCOUNT" includes any securities account (held at a broker-dealer, transfer agent, investment advisory firm, or other financial services firm) in which a Covered Person has a beneficial interest or over which a Covered Person has investment discretion or other control or influence.5 Restrictions placed on transactions executed within a Covered Account also pertain to investments held outside of an account of which a Covered Person has physical control, such as a stock certificate.6


      2.2   JOINT ACCOUNTS

         Covered Persons are prohibited from entering into a joint account with any Advisory Client.

      2.3   INVESTMENT CLUBS

         A Covered Person may participate in an investment club only if he/she obtains the prior written approval of the Compliance Department. Requests for approval must be submitted on the Investment Club Pre-Approval Form (See Appendix E). Approval will only be granted if the Covered Person can ensure that the investment club will comply with all of the provisions of this Code.

         If the Covered Person can demonstrate that he/she does not participate in investment decision-making, then a waiver of the preclearance requirement may be granted. An exemption from the preclearance requirement will not be granted if the Covered Person has influence or control over the club's investment decisions or if Covered Persons make up 50% or more of the club's membership.

         The Compliance Department will periodically review investment club trading for abuses and conflicts and reserves the right to cancel approval of participation or to subject all of the club's trades to preclearance and other requirements. 7 Investment club accounts may not be used to undermine these procedures.

3.    ESTABLISHING COVERED ACCOUNTS

      3.1   USE OF AUTHORIZED BROKERS

         Generally, Covered Persons may maintain a Covered Account only with authorized broker-dealers. THE CURRENT LIST OF AUTHORIZED BROKERS, WHICH IS SUBJECT TO CHANGE FROM TIME TO TIME, IS INCLUDED IN APPENDIX I. Any exceptions to this rule must be approved in writing by the Compliance Department (See Appendix C for the appropriate form). However, Covered Persons hired on or before December 31, 2001 and who maintain a Covered Account at an unauthorized broker-dealer that was opened on or before June 30, 2002 may continue to maintain the account with the unauthorized broker. Covered Persons must obtain prior written approval from the Compliance Department to open a futures account.

--------

(5) Beneficial interest in an account includes any direct or indirect financial interest in an account.

(6) Covered Accounts also include accounts for which a Covered Person has power of attorney, serves as executor, trustee or custodian, and corporate or investment club accounts.

(7) Transactions effected through an investment club are subject to the reporting requirements outlined in Section 5.


EXCEPTIONS. The following Covered Accounts may be maintained away from an Authorized Broker without obtaining prior approval. NOTE: COVERED PERSONS ARE REQUIRED TO REPORT ALL COVERED ACCOUNTS PURSUANT TO THE REPORTING AND CERTIFICATION REQUIREMENTS OF SECTION 5 BELOW.

MUTUAL FUND ONLY ACCOUNTS. Any account that only permits a Covered Person to buy and sell shares of open-end mutual funds and cannot be used to trade any other types of investments like stocks or closed-end funds.

401(K) PLANS. Any account with a 401(k) retirement plan that a Covered Person established with a previous employer or a current employer, provided that the investments in the plan are limited to pooled investment options (e.g., open-end mutual funds). A 401(k) plan account that permits you to trade individual securities or invest in pools consisting of securities of a single issuer must be approved by the Compliance Department.

INVESTMENTS IN THE PHYSICAL CONTROL OF A COVERED PERSON. Covered Persons may maintain physical possession of an investment (for example, a stock certificate).

YOU MUST OBTAIN APPROVAL TO MAINTAIN THE FOLLOWING COVERED ACCOUNTS:

INVESTMENTS DIRECTLY WITH ISSUERS (OR THEIR TRANSFER AGENTS). Covered Persons may participate in direct investment plans that allow the purchase of an issuer's securities without the intermediation of a broker-dealer provided that the timing of the purchases are determined by the plan (e.g., dividend reinvestment plans ("DRIPS")). Such investments must be approved prior to the initial purchase of the issuer's securities. ONCE APPROVED, YOU ARE NOT REQUIRED TO PRECLEAR PURCHASES OR SALES OF SHARES IN THE PLAN, ALTHOUGH TRANSACTIONS AND HOLDINGS MUST BE REPORTED. HOWEVER, IF YOU WITHDRAW THE SECURITIES AND HOLD A CERTIFICATE OR TRANSFER THEM TO A BROKERAGE ACCOUNT, SUBSEQUENT SALES ARE SUBJECT TO PRECLEARANCE AS WELL AS THE 30-DAY HOLDING PERIOD.

DISCRETIONARY ACCOUNTS. Covered Persons must obtain approval from the Compliance Department to open discretionary securities accounts. A discretionary account is one where all investment decisions are made by a third-party who is unrelated to the Covered Person or is not otherwise a Covered Person ("Discretionary Account"). Although a Discretionary Account is exempt from the provisions of
Section 4 (Trading Restrictions) of this Code, it is still a Covered Account and must comply with all other provisions of this Code, including this Section 3 and
Section 5 (Reporting and Certification Requirements). To obtain approval to open a Discretionary Account, the Covered Person must provide to the Compliance
Department:

      o A copy of the signed Investment Advisory Agreement and/or any other relevant documents creating the Account that demonstrate that the fiduciary has full investment discretion; and

      o A signed attestation (See Appendix F) that, if he/she discusses any specific strategies, industries or securities with the independent fiduciary, he/she will pre-clear any related trades that result from the discussion. (Note that if no such discussions take place in advance of transactions, preclearance is not required).

The Compliance Department will review Discretionary Account trading for abuses and conflicts and reserves the right to cancel approval of a Discretionary Account and to subject all of the account's trades to preclearance and other requirements of this Code. Discretionary Accounts may not be used to undermine these procedures.

      3.2   REPORTING

         Covered Persons are responsible for notifying the Compliance Department at the time any Covered Account is opened and immediately upon making or being notified of a change in ownership or account number. The notification should be submitted in writing to the Compliance Department and include the broker name, name of the account, the date the account was opened, account number (if new account) or, if the account number changed, the old number and the new number and the effective date of the change.

      3.3   COPYING THE COMPLIANCE DEPARTMENT ON STATEMENTS AND CONFIRMS

         The Compliance Department receives automatic feeds of trade confirmations and account statements from Authorized Brokers. However, for accounts maintained away from Authorized Brokers, Covered Persons must arrange for the Compliance Department to receive directly from the executing broker-dealer, bank, or other third-party institution duplicate copies of trade confirmations for each transaction and periodic account statements for each Covered Account. Covered Persons are not required to provide duplicate confirms and statements for Mutual Fund Only Accounts.

IF YOU CANNOT ARRANGE FOR DUPLICATE CONFIRMATIONS OR STATEMENTS. You may wish to engage in a transaction for which no confirmation can be delivered to the Compliance Department (e.g., a transaction in a privately placed security or a transaction in individual stocks held in a 401(k) plan). These types of transactions require the prior written approval of the Compliance Department and will involve additional reporting requirements.

4.    TRADING RESTRICTIONS


         SECURITY means any interest or instrument commonly known as a security, whether in the nature of debt or equity, including any option, futures contract, warrant, note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or any participation in or right to subscribe to or purchase any such interest or instrument. For purposes of these trading restrictions and the reporting requirements described in Section 5, the term security does not include U.S. government bonds, bankers' acceptances, bank certificates of deposit, commercial paper, high-quality short-term debt instruments (including repurchase agreements), or shares of registered open-end investment companies (mutual funds).

      4.1   PRECLEARANCE REQUIREMENTS


         Covered Persons must obtain prior written approval before purchasing, selling or transferring any security, or exercising any option (except as noted below).

THE PROCESS.  The preclearance process involves three steps:

COMPLETE THE FORM. Covered Persons must complete a Trade Request Form (See
     Appendix B) and submit it to the Compliance Department before making a purchase, sale or transfer of a security, or exercising an option.

WAIT FOR APPROVAL. The Compliance Department will review the form and, as soon as practicable, determine whether to authorize the transaction.

EXECUTE BEFORE THE APPROVAL EXPIRES. A PRECLEARANCE APPROVAL FOR A TRANSACTION IS ONLY EFFECTIVE ON THE DAY YOU RECEIVE APPROVAL (REGARDLESS OF TIME).

         IF YOUR TRADE IS NOT FULLY EXECUTED BY THE END OF THE DAY, YOU MUST OBTAIN A NEW PRECLEARANCE APPROVAL BEFORE YOUR ORDER (OR THE UNFILLED PORTION OF YOUR ORDER) CAN BE EXECUTED. Accordingly, limit orders and "good `til cancelled" instructions must be withdrawn by the end of the day, unless a new approval is obtained.

EXCEPTIONS. Covered Persons do not need to preclear the following types of transactions. Please see the "Transaction Requirement Matrix" in Appendix H for a summary of the preclearance requirements.

     OPEN-END INVESTMENT COMPANY SHARES (MUTUAL FUNDS), INCLUDING FUNDS OFFERED
         WITHIN A 529 COLLEGE SAVINGS PLAN. Purchases and sales of mutual funds do not require preclearance.

     UNIT INVESTMENT TRUSTS (UITS). Purchases and sales of unit investment trusts do not require preclearance.

     EXCHANGE TRADED FUNDS (ETFS). Purchases and sales of Exchange Traded Funds that are based on a broad-based securities index do not require preclearance. Transactions in all other ETFs, including industry or sector-based funds, must be precleared.

     CERTAIN CORPORATE ACTIONS. Acquisitions of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities do not require preclearance.

     RIGHTS. Acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired through the rights offering and not through the secondary market.

     UBS SAVINGS AND INVESTMENT PLAN AND THIRD PARTY 401(K) PLANS. Any transaction in these plans is generally exempt from the preclearance requirements, unless the plan permits a Covered Person to trade individual securities (e.g., shares of stock), in which case such transactions are subject to preclearance.

     UBS AG SECURITIES. Transactions by Covered Persons in UBS securities8 generally are exempt from the preclearance requirements. Covered Persons who are deemed company insiders are not eligible for this exception and must preclear all purchases and sales of UBS securities. In addition, any Covered Person who possesses material non-public information regarding UBS AG is prohibited from engaging in transactions in UBS securities.

     FUTURES AND OPTIONS ON CURRENCIES AND BROAD BASED INDICES. A Covered
         Person is not required to preclear futures and options on currencies or on a broad-based securities index.9

     TRANSACTIONS IN DISCRETIONARY ACCOUNTS. Except under certain circumstances, a Covered Person is not required to preclear transactions in a Discretionary Account.

     NOTE: All transactions, including those exempt from the preclearance requirement, are subject to the reporting requirements (See Section 5).

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(8) Note that Independent Directors of a mutual fund managed or advised by a UBS
Global Advisor are prohibited from purchasing or otherwise acquiring or holding any security issued by UBS.

(9) The term "Broad-based Securities Index" is not easily defined. Generally, a Broad-based Securities Index covers a wide range of companies and industries. Only futures and options on a Broad-based Securities Index are exempt from the preclearance requirement. The Compliance Department will maintain a list of approved Broad-based Securities Indices and, if you are unsure as to whether a particular index qualifies under the Code, you should consult the Compliance Department.

      4.2   FREQUENCY

         In order to ensure that Covered Persons are not distracted from servicing Advisory Clients, Covered Persons should not engage in more than 20 transactions per month. (NOTE: This includes De Minimis Transactions but does not include repetitive transactions such as rolling futures contracts.)

      4.3   HOLDING PERIOD

         If a Covered Person is required to preclear a transaction in a security, he/she also must hold the security for 30 days.

         As a result, Covered Persons may not:

      o buy a security or Related Investment within 30 days after selling that security or Related Investment; or

      o sell a security or Related Investment within 30 days after purchasing that security or Related Investment.

RELATED INVESTMENTS are investments whose value is based on or derived from the value of another security, including convertible securities and derivative securities such as options, futures and warrants.

         EXCEPTIONS.

            a. UITs and ETFs, although not subject to preclearance, must be held for 30 days.

            b. If a security has experienced a loss equal to at least 10% of the purchase price, the Covered Person may sell the security in less than 30 days, with prior approval from the Compliance Department.

            c. If you receive restricted stock as part of your compensation, you are not required to hold it for 30 days after it vests.

      4.4   LOCKOUT PERIOD

         Covered Persons are prohibited from knowingly buying, selling or transferring any security within five calendar days before or after that same security, or an Related Investment, is purchased or sold on behalf of an Advisory Client. PERSONAL TRADES IN SECURITIES THAT ARE EFFECTED IN CLOSE PROXIMITY TO THE ADDITION OR DELETION OF SUCH SECURITY TO OR FROM A MODEL WILL BE CLOSELY SCRUTINIZED.

         EXCEPTIONS:

      (I) DE MINIMIS EXEMPTION. Transactions in equity securities issued by a company with a market capitalization of $3 billion or greater and where the total number of shares purchased or sold by a Covered Person is 1000 or less are exempt from the lockout period requirement. In the case of permitted options or futures on equity securities issued by such a company, the order must be for 10 or fewer contracts.

            Note: Covered Persons are still required to follow the preclearance procedures. Transactions executed under the De Minimis Exemption for a specific security are limited to a cumulative maximum of 1000 shares over a 30-day period. The De Minimis Exemption cannot be used as a means to violate the spirit of the Code, and the Compliance Department may revoke a Covered Person's right to use the Exemption if it determines a pattern of abuse.

      (II) INVESTMENT PERSONNEL.10 The De Minimis Exemption does not apply to Investment Personnel who trade a security on the same day as an Advisory Client served by that Group but may be used at all other times.

      (III) BROAD-BASED SECURITIES INDICES. A Covered Person's knowledge that a security will be purchased or sold by an account managed with a quantitative model that tracks the performance of a Broad-Based Securities Index, such as the S&P 500 or the Russell 1000, does not trigger the lockout period. Futures and options transactions on Broad-based Securities Indices or currencies also are exempt from the lockout period.

      NOTE: The De Minimis Exemption does not apply to purchases and sales of limited partnership interests or --- other privately placed securities.

      4.5   PROHIBITED TRANSACTIONS

         UBS Global views the following transactions as especially likely to create conflicts with Advisory Client interests. Covered Persons are therefore prohibited from engaging in the following transactions:

            A. NAKED SHORT SALES. Covered Persons are prohibited from entering into a net short position with respect to any security that is held by an Advisory Client.

            B. FUTURES. Purchase or sale of futures that are not traded on an exchange, as well as options on any type of futures (exchange-traded or not) are prohibited. This prohibition does not apply to currency forwards (futures or otherwise).

      4.6   INITIAL PUBLIC OFFERINGS

         Covered Persons are prohibited from acquiring securities in an initial public offering (other than a new offering of a registered open-end investment company).

         In the event that a Covered Person holds securities in a company that has announced that it will engage in an IPO, he or she must immediately notify the Compliance Department.

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(10) "Investment Personnel" include Covered Persons who are portfolio managers, research analysts, traders and any other person who, in connection with his or her regular functions or duties, makes or participates in making recommendations to clients regarding the purchase or sale of securities or has functions or duties relating to the making of recommendations regarding purchases and/or sales.


      4.7   INVESTMENT IN PARTNERSHIPS AND OTHER PRIVATE PLACEMENTS

         Covered Persons are permitted to acquire interests in general partnerships and limited partnerships, and to purchase privately placed securities, provided they obtain prior approval from the Compliance Department. Once approved, additional capital investments (other than capital calls related to the initial approved investment) require a new approval. Covered Persons requesting permission must complete the Private Placement Request Form (See Appendix D).


      4.8   OPTIONS

            A.    CALL OPTIONS

         A Covered Person may purchase a call option on an individual security or ETF only if the call option has a period to expiration of at least 30 days from the date of purchase and the Covered Person either (1) holds the option for at least 30 days prior to sale or (2) holds the option and, if exercised, the underlying security, for a total period of 30 days. (Similarly, if you choose to exercise the option, you may count the period during which you held the call option toward the 30-day holding period for the underlying security or ETF.)

         A Covered Person may sell ("write") a call option on an individual security or ETF only if he/she has held the underlying security (in the corresponding quantity) for at least 30 days (Covered Call).

            B.    PUT OPTIONS

         A Covered Person may purchase a put option on an individual security or ETF only if the put option has a period to expiration of at least 30 days from the date of purchase and the Covered Person holds the put option for at least 30 days. If a Covered Person purchases a put on a security he/she already owns (Put Hedge), he/she may include the time he/she held the underlying security towards the 30-day holding period for the put.

         A Covered Person may NOT sell ("write") a put on an individual security or ETF.

            C.    OPTIONS ON BROAD-BASED INDICES

         Covered Persons may purchase or sell an option on a Broad-based Securities Index ("Index Option") only if the option has a period to expiration of at least 30 days from the date of purchase or sale. A Covered Person may buy or sell an Index Option with a period to expiration of less than 30 days from the date of purchase or sale to close out an open position only if he/she has held the position being closed out for at least 30 days or another exception under Section 4.3 (Holding Period) applies.

      NOTE: COVERED PERSONS MUST OBTAIN PRECLEARANCE APPROVAL TO EXERCISE AN OPTION ON AN INDIVIDUAL SECURITY OR ETF AS WELL AS TO PURCHASE OR SELL SUCH AN OPTION.

      4.9   FUTURES

         A Covered Person may purchase and sell exchange-traded futures and currency forwards.

         Purchases and sales of futures contracts on an individual security are subject to the lockout period (See Section 4.4 above). Purchases and sales of all futures contracts are subject to the holding period requirement (See Section
4.3 above).

NOTE: COVERED PERSONS MUST OBTAIN PRECLEARANCE APPROVAL TO PURCHASE OR SELL FUTURES CONTRACTS ON AN INDIVIDUAL SECURITY.

5.    REPORTING AND CERTIFICATION REQUIREMENTS

      5.1   INITIAL HOLDINGS REPORT AND CERTIFICATION

         Within 10 days after a Covered Person commences employment, he/she must certify that he/she has read and understands the Code, that he/she will comply with its requirements, and that he/she has disclosed or reported all personal investments and accounts required to be disclosed or reported. Interested Directors other than Covered Persons are also required to make this report within 10 days of becoming an Interested Director of a Fund.



EXCEPTIONS:  Covered Persons are not required to report holdings in:

|X| U.S. REGISTERED OPEN-END MUTUAL FUNDS   |X| U.S. GOVERNMENT SECURITIES11
|X| MONEY MARKET INSTRUMENTS12              |X| ACCOUNTS OVER WHICH A COVERED PERSON HAS NO
                                                DIRECT OR INDIRECT INFLUENCE OR CONTROL

However, Covered Persons are required to include in initial and annual holdings reports the name of any broker-dealer or bank with which the Covered Person has an account in which any securities are held for his/her direct or indirect benefit.

      5.2 QUARTERLY TRANSACTIONS REPORT FOR COVERED PERSONS AND INTERESTED DIRECTORS

         Within 10 days of the end of each calendar quarter, Covered Persons must file a report of all securities transactions on a Quarterly Transactions Report unless a duplicate confirmation or similar document was sent to the Compliance Department contemporaneously with the transaction. In addition, Covered Persons are required to report any account opened during the quarter in which securities were held during the quarter (this includes accounts that hold those securities described above in Section 5.1).

      5.3   QUARTERLY TRANSACTIONS REPORT FOR INDEPENDENT DIRECTORS

         Directors of the Funds who are not affiliated with a UBS Global Advisor ("Independent Directors") must file a Quarterly Transactions Report with the Compliance Department only if the Independent Director knew, or in the ordinary course of fulfilling his/her official duties as a director of a Fund should have known, that during the 15 days immediately preceding or following the date of a securities transaction in the Independent Director's Covered Accounts that:

--------
(11) Covered Persons are required to report transactions in Fannie Maes and Freddie Macs.

(12) Money Market Instruments include bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements.

      o     the security was purchased or sold by a Fund; or

      o     a purchase or sale of the security was considered for a Fund.

Independent Directors must file these reports within ten days of the end of the calendar quarter in which the trade occurred.

      5.4 ANNUAL CERTIFICATION FOR COVERED PERSONS, INTERESTED DIRECTORS AND INDEPENDENT DIRECTORS

         Annually, Covered Persons, Interested Directors and Independent Directors must certify that they have read and understand the Code, that they have complied with its requirements during the preceding year, and that they have disclosed or reported all personal transactions/holdings required to be disclosed or reported.

6.    ADMINISTRATION AND ENFORCEMENT

      6.1   REVIEW OF PERSONAL TRADING INFORMATION

         All information supplied in compliance with the Code, including the reports required by Section 5, will be reviewed by the Compliance Department. All information supplied may be available for inspection by the Boards of Directors of the Funds, the Chief Executive Officer and Legal Counsel of UBS Global, any party to which any investigation is referred by any of the foregoing, a Covered Person's supervisor (where necessary), the Securities and Exchange Commission, any self-regulatory organization of which UBS Global is a member, and any state securities commission.

      6.2   ANNUAL REPORTS TO MUTUAL FUND BOARDS OF DIRECTORS AND UBS GLOBAL
            CEOS

         The Compliance Department will review the Code at least annually in light of legal and business developments and experience in implementing the Code. The Compliance Department will prepare an annual report to the Boards of Directors of the Funds and the CEO of UBS Global Asset Management that:

      o describes issues that arose during the previous year under the Code, including, but not limited to, information about material Code violations and sanctions imposed in response to those material violations;

      o recommends changes in existing restrictions or procedures based on the experience implementing the Code, evolving industry practices, or developments in applicable laws or regulations; and

      o certifies to the Boards that procedures have been adopted that are designed to prevent Access Persons13 from violating the Code.

--------
(13) "Access Person" is generally defined under Rule 17j-1 under the Investment Company Act to include any director or officer of a fund or its investment adviser, and any employee of a fund's investment adviser who, in connection with his or her regular functions or duties, participates in the selection of a fund's portfolio securities or who has access to information regarding a fund's future purchases or sales of portfolio securities.

      6.3   SANCTIONS AND REMEDIES

         If the Compliance Department determines that a Covered Person or Fund Director has violated the Code, it may, in consultation with senior management, impose sanctions and take other actions deemed appropriate, including issuing a letter of education, suspending or limiting personal trading activities, imposing a fine, suspending or terminating employment, and/or informing regulators if the situation warrants.

As part of any sanction, the Compliance Department may require the violator to reverse the trade(s) in question and forfeit any profit or absorb any loss from the trade. Senior management will determine the appropriate disposition of any money forfeited pursuant to this section.

                                                                      APPENDIX A

                                  LIST OF FUNDS
                                  -------------

The names listed in italics are the Trust names and the indented names are the fund names within each Trust.


UBS Financial Services Fund Inc.

UBS Index Trust
       UBS S&P 500 Index Fund

UBS Investment Trust
       UBS Tactical Allocation Fund

UBS Managed Investments Trust
       UBS Strategy Fund

UBS Securities Trust
       UBS Enhanced S&P 500 Fund
       UBS Enhanced Nasdaq-100 Fund

UBS Series Trust
       Tactical Allocation Portfolio


UBS PACE Select Advisors Trust
      UBS PACE Government Securities Fixed Income Investments UBS PACE Intermediate Fixed Income Investments
      UBS PACE Strategic Fixed Income Investments
      UBS PACE Municipal Fixed Income Investments
      UBS PACE Global Fixed Income Investments
      UBS PACE Large Company Value Equity Investments
      UBS PACE Large Company Growth Equity Investments
      UBS PACE Small/Medium Company Value Equity Investments
      UBS PACE Small/Medium Company Growth Equity Investments UBS PACE International Equity Investments
      UBS PACE International Emerging Markets Equity Investments

The UBS Funds
       UBS Global Balanced Fund
       UBS Global Equity Fund
       UBS Global Technology Fund
       UBS Global Biotech Fund
       UBS Global Bond Fund
       UBS U.S. Balanced Fund
       UBS U.S. Equity Fund
       UBS U.S. Large Cap Equity Fund
       UBS U.S. Large Cap Growth Fund
       UBS U.S. Small Cap Growth Fund
       UBS U.S. Bond Fund
       UBS U.S. Value Equity Fund
       UBS High Yield Fund
       UBS International Equity Fund

UBS Relationship Funds
       UBS Global Securities Relationship Fund
       UBS U.S. Equity Relationship Fund
       UBS U.S. Large Capitalization Equity Relationship Fund
       UBS U.S. Value Equity Relationship Fund
       UBS U.S. Small Cap Equity Relationship Fund
       UBS International Equity Relationship Fund
       UBS Emerging Markets Equity Relationship Fund
       UBS Short Term Relationship Fund
       UBS U.S. Bond Relationship Fund
       UBS High Yield Relationship Fund
       UBS Emerging Markets Debt Relationship Fund


CLOSED-END FUNDS

All-American Term Trust Inc. (AAT)
Global High Income Dollar Fund Inc. (GHI)
Insured Municipal Income Fund Inc. (PIF)
Investment Grade Municipal Income Fund Inc.(PPM)
Managed High Yield Plus Fund Inc. (HYF)
Strategic Global Income Fund, Inc. (SGL)
2002 Target Term Trust Inc. (TTR)
Fort Dearborn Income Securities

                                                                      APPENDIX B


                           UBS GLOBAL ASSET MANAGEMENT
                               TRADE REQUEST FORM
             (please complete a trade request for each transaction)

I hereby request permission to BUY SELL TRANSFER (check one) the specified security in the company indicated below for my own account or other account in which I have a beneficial interest (direct or indirect) or legal title:

Account Number:                         Broker:

Name of Security:                       Ticker Symbol:

Number of shares, units or contracts or face amount of bonds:

I HAVE READ THE CURRENT CODE OF ETHICS AND BELIEVE THAT THE ABOVE TRANSACTION COMPLIES WITH ITS REQUIREMENTS.

TO THE BEST OF MY KNOWLEDGE,

(I) NO ADVISORY CLIENT HAS PURCHASED OR SOLD THE SECURITY LISTED ABOVE DURING THE LAST FIVE DAYS;

(II) THE SECURITY INDICATED ABOVE IS NOT CURRENTLY BEING CONSIDERED FOR PURCHASE OR SALE BY ANY ADVISORY CLIENT; AND

(III) THE REQUESTED TRANSACTION WILL NOT RESULT IN A MISUSE OF INSIDE INFORMATION OR IN ANY CONFLICT OF INTEREST OR IMPROPRIETY WITH REGARD TO ANY ADVISORY CLIENT.

ADDITIONALLY: (PLEASE CHECK ANY OR ALL THAT APPLY)

     This investment is being purchased or sold in a private placement (if so, please complete the "Private Placement Request Form").

     The proposed purchase of the above listed security, together with my current holdings, will result in my having a beneficial interest in more than 5% of the outstanding voting securities of the company. If this item is checked, state the beneficial interest you will have in the company's voting securities after the purchase. ___________

I SHALL DIRECT MY BROKER TO PROVIDE A COPY OF A CONFIRMATION OF THE REQUESTED TRANSACTION TO THE COMPLIANCE DEPARTMENT WITHIN 10 DAYS OF THE TRANSACTION.

          PERMISSION IS EFFECTIVE ONLY ON THE DAY YOU RECEIVE APPROVAL.

Employee Signature                 Print Name                  Date Submitted


COMPLIANCE ONLY


Reviewed by:                   APPROVED          DENIED

Date:

                                                                      APPENDIX C


DATE:

TO:               COMPLIANCE DEPARTMENT

FROM:


SUBJECT: OUTSIDE ACCOUNT REQUEST FORM


A Covered Person requesting an exception to maintain or establish an outside account must complete and submit this memorandum to the Compliance Department. Once reviewed by Compliance, the Covered Person will be notified of the terms (if any) of the approval or denial. PLEASE BE SURE TO ATTACH ANY REQUIRED DOCUMENTATION PRIOR TO SUBMITTING THIS FORM TO THE COMPLIANCE DEPARTMENT.

NOTE: EXCEPT FOR THE LIMITED EXCEPTIONS NOTED IN THE UBS GLOBAL ASSET MANAGEMENT CODE OF ETHICS, ALL COVERED ACCOUNTS MUST BE MAINTAINED AT AN AUTHORIZED BROKER
1. A Covered Account is defined as: any account in which a Covered Person has a beneficial interest, and any account in which a Covered Person has the power, directly or indirectly, to make investment decisions and/or where the Covered Person acts as custodian, trustee, executor or a similar capacity.

1.  Name of Firm(s):  __________________________________________________________
2.  Title2 of Account(s):      _________________________________________________
3.  Type of Account(s):        _________________________________________________
4.  Account Number(s)3         _________________________________________________

5. Exceptions may only be granted in limited circumstances. Please check those that apply:

      |_|   A Covered Person is employed by another NYSE/NASD/NFA member firm.

      |_| A previously acquired investment involves a unique securities product or service that cannot be held in an account with an Authorized Broker.

      |_| The funds are placed directly with an independent investment advisory firm under an arrangement whereby the Covered Person is completely REMOVED from the investment decision-making process. (Please attach a copy of the investment management agreement and other documentation granting discretionary authority)

      |_|   Other (please explain)

5. A copy of the account(s) statement(s) is attached to this memo. |_| YES |_| NO |_| ACCOUNT NOT OPEN YET (If the account exists but no statement is attached, please attach additional documentation that explains why)

6. Any other pertinent information that would be helpful in determining whether the request to maintain or establish an outside account should be approved:_________________________________________________________________

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

             EMPLOYEE                                      COMPLIANCE
             --------                                      ----------

Name:  __________________________________       Name:  _________________________
               (Please Print)                             (Please Print)
Dept: ___________________________________       Signature: _____________________

Signature: ______________________________       Date:   ________________________

Date:   ____________________

--------
(1) See Appendix I in the Code of Ethics for the current list of Authorized Brokers.
(2) Name as it appears on the account.
(3) If this request is to maintain an existing account(s), please list the account number(s). If this request is to establish new account(s) for which you do not have the account number(s), please write "New Account." 1 These are ETFs that are broadly diversified and based on a broad index.

                                                                      APPENDIX D


                UBS GLOBAL ASSET MANAGEMENT COMPLIANCE DEPARTMENT
                         51 WEST 52ND STREET, 14TH FLOOR
                             NEW YORK, NY 10019-6114
                              (FAX #: 212 882-5472)


TO:            COMPLIANCE DEPARTMENT

FROM:

DATE:

RE:         PRIVATE PLACEMENT REQUEST FORM

--------------------------------------------------------------------------------

As provided in section 4.7 of the UBS Global Asset Management Code of Ethics, if a Covered Person wants to participate in a private placement or a limited partnership, he/she must complete this form and obtain the required approvals prior to investing. A COVERED PERSON MAY NOT PARTICIPATE IN ANY PARTNERSHIP OR PRIVATE PLACEMENT UNTIL HE/SHE RECEIVES WRITTEN PERMISSION FROM THE COMPLIANCE DEPARTMENT. ORAL DISCUSSIONS DO NOT CONSTITUTE APPROVAL UNDER ANY CIRCUMSTANCES.

INVESTMENT INFORMATION:

1.  Name of proposed investment: ___________________ Date of investment: __________________

2.  Nature of investment:  _____________________________________________________________

3.  Amount to be invested: __________________ # of shares: ___________ % ownership: _________

4.   Describe terms of investment:

         Equity or debt? ________________ Open-ended or specific maturity date? _______________

         Further investment contemplated? __________________  Amount? _____________________

5.   Was this investment offered to you due to your affiliation with UBS Global? _____________

6.   Do you have a position as officer of the company or other duties in connection with the investment? _____________________________________________________________________

7.       Do you give investment advice to the company or any affiliate of the company?  If so, please describe:

     ----------------------------------------------------------------------------------------------------------

     ----------------------------------------------------------------------------------------------------------

8.  Are you informed or consulted about investments made by the company?


Describe: _______________________________________________________________________________________

9.       How frequently will you receive statements/communications regarding the investment?

      -------------------------------------------------------------------------------------

10.      Is the company privately/publicly held? ____________________________________________________

11.      If privately held, are you aware of any plan to bring the company public?
12.      Have you informed the company that you are a "restricted person" in the event of an IPO of securities?
13.      Describe any connection(s) between the investment and UBS Global: ____________________________
     ----------------------------------------------------------------------------------------
14.  To your knowledge, are there any UBS Global clients for whom this is an appropriate investment?
     ----------------------------------------------------------------------------------------------------------
     ----------------------------------------------------------------------------------------------------------

15.  Describe any client connections to this investment: ____________________________________________
16.      Are you aware of any conflict between your duties at UBS Global and this investment?
     ----------------------------------------------------------------------------------------------------------

Please attach any relevant reports/statements you can provide which describe this investment.

TO THE BEST OF MY KNOWLEDGE, THE INFORMATION PROVIDED ABOVE IS ACCURATE. I WILL NOTIFY THE COMPLIANCE DEPARTMENT IMMEDIATELY OF ANY MATERIAL CHANGES TO THE INFORMATION PROVIDED ABOVE.

                                                EMPLOYEE

                                                Name:
                                                     ---------------------------
                                                      (Please Print)

                                                Signature:
                                                          ----------------------



                                                Date:
                                                     ---------------------------


COMPLIANCE DEPARTMENT APPROVAL:

Based upon the Covered Person's responses on this Private Placement Request Form and any other information noted below* or attached hereto, the Compliance Department hereby APPROVES the Covered Person's request to participate because the investment appears to present no conflict of interest with his/her duties to UBS Global Advisory Clients.

Based upon the Covered Person's responses on this Private Placement Request Form and any other information noted below* or attached hereto, the Compliance Department hereby DISAPPROVES the Covered Person's request to purchase the private placement.


*Please provide any additional relevant information with respect to your approval of the request to purchase this private placement:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                                  COMPLIANCE DEPARTMENT
                                                  ---------------------


                                                  Name:  _______________________
                                                         (Please Print)

                                                  SIGNATURE: ___________________


                                                  Date: ________________________

                                                                      APPENDIX E

                           UBS GLOBAL ASSET MANAGEMENT
                        INVESTMENT CLUB PRE-APPROVAL FORM
--------------------------------------------------------------------------------
DATE:_____________________

PERSONAL INFORMATION:

Name:_____________________________________________________
(please print)

Department:_____________________________________

Title:_________________________________


INVESTMENT CLUB INFORMATION:
(Please complete a separate form for each club)

Name of Investment Club:_______________________________________________________

Are you an officer of the club? If so, please state your position.
________________________________________

Are you on an investment decision-making committee or are you involved in making security/investment transaction recommendations for the club independent of a committee? Please explain.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


CERTIFICATION:
I understand that my activities with regard to the above investment club must comply with UBS Global Asset Management's Insider Trading Policies and the Code of Ethics. I will direct the investment club to send duplicate statements to the Compliance Department.

                                                                      APPENDIX F


MEMORANDUM

Date:

To:      Employee

cc:      XXXXX

From:    Compliance Department

Re:      Employee Discretionary Account Attestation


This memo outlines the agreed process for advisory accounts with ______________________. _______________________ has discretion over the investment management of your account(s) with them and has supplied a written summary of the current investment policy.

If you discuss specific strategies, industries or securities with them, you agree to pre-clear any related trades that result from your discussion. As long as no discussions are held between you and _______________________relating to specific investments in your account(s) in advance of a transaction, you will not be required to pre-clear your trades. You will, however, continue to be required to submit duplicate confirms and Quarterly Transactions Reports.

In addition, if the nature of your account(s) changes from discretionary to some other type, you will immediately advise the Compliance Department.

Please acknowledge this understanding by signing the bottom of this memo.



Compliance

UBS Global Employee's Acknowledgment


Agreed:  __________________________         Date:  _________________

Independent Investment Advisor's Acknowledgement


Agreed:  __________________________ Date:  _________________


Signature:___________________________________________Date:______________________

                                                                      APPENDIX G


                           POLICIES AND PROCEDURES FOR
                       CONSULTANTS AND TEMPORARY EMPLOYEES

Consultants and temporary employees who are employed for less than 30 days, but who have access to UBS Global's trading information are subject to the following sections of the Code:

                  CONFLICTS OF INTEREST
                  Regardless of the period of employment, Consultants and temporary employees are subject to the same fiduciary standards as all other Covered Persons. Consequently, they must ensure that they do not put their interests ahead of Advisory Clients' and avoid making personal decisions based on any knowledge/information they acquire as a result of their employment with UBS Global. For further information, please refer to the Introduction to this Code of Ethics and/or contact the Compliance Department.

SECTION 3.2       REPORT COVERED ACCOUNTS TO COMPLIANCE
                  Consultants and temporary employees are required to disclose the name, account number, and firm at which he/she maintains a brokerage account at the time he/she is hired.

SECTION 3.3 COPY THE COMPLIANCE DEPARTMENT ON TRADE CONFIRMATIONS Consultants and temporary employees are only required to provide duplicate trade confirmations for each transaction executed during the period of employment.

SECTION 4         TRADING RESTRICTIONS
                  Consultants and temporary employees are required to preclear all trades and all transactions are subject to the holding periods, lockout period requirements and other restrictions outlined in this section.

SECTION 5         REPORTING AND CERTIFICATION REQUIREMENTS
                  Consultants and temporary employees who wish to trade options are required to submit a list of all personal investments holdings (Initial Holdings Report) at the time they are hired.

                                                                      APPENDIX H

TRANSACTION REQUIREMENT MATRIX

The following chart contains many of the common investment instruments, though it is NOT all-inclusive. Please refer to the Code of Ethics for additional information.

                                                        PRECLEARANCE                             REPORTING
TRANSACTION                                               REQUIRED?                              REQUIRED?

MUTUAL
     Mutual Funds (Open-End)                                No                                     No
     Mutual Funds (Closed-End)                              Yes                                    Yes
     Unit Investment Trusts                                 No                                     Yes
     Variable & Fixed Annuities                             No                                     No

EQUITIES
     UBS Stock                                              No                                     Yes
     Common Stocks                                          Yes                                    Yes
     ADRs                                                   Yes                                    Yes
     DRIPS                                                  No                                     Yes
     Stock Splits                                           No                                     Yes
     Rights                                                 No                                     Yes
     Stock Dividend                                         No                                     Yes
     Warrants (exercised)                                   Yes                                    Yes
     Preferred Stock                                        Yes                                    Yes
     IPOs                                                   PROHIBITED                      PROHIBITED

OPTIONS (Stock)
     UBS (stock options)                                    Yes                                    Yes
     Common Stocks                                          Yes                                    Yes
     Exchange Traded Funds                                  Yes                                    Yes

FIXED INCOME
     US Treasury                                            No                                     No
     CDs                                                    No                                     No
     Money Market                                           No                                     No
     GNMA                                                   No                                     No
     Fannie Maes                                            Yes                                    Yes
     Freddie Macs                                           Yes                                    Yes

BONDS
     US Government                                          No                                     No
     Corporate                                              Yes                                    Yes
     Convertibles (converted)                               Yes                                    Yes
     Municipal                                              Yes                                    Yes

PRIVATE PLACEMENTS                                          Yes                                    Yes

LIMITED PARTNERSHIPS                                        Yes                                    Yes

EXCHANGE-TRADED FUNDS





     Broad based ETFs(1)                                    No                                     Yes
     Industry or Sector Specific ETFs                       Yes                                    Yes
     All other Exchange Traded Funds                        Yes                                    Yes

-------------
(1)These are ETFs that are broadly diversified and based on a broad index.

                                                                      APPENDIX I



                           LIST OF AUTHORIZED BROKERS


1.       UBS PaineWebber Inc.
2.       Fidelity Investments
3.       Charles Schwab & Company
4.       TD Waterhouse Investor Services, Inc.

                 J.P. MORGAN FLEMING ASSET MANAGEMENT (USA) INC.
                     J.P. MORGAN INVESTMENT MANAGEMENT INC.
                              ROBERT FLEMING, INC.
              J.P. MORGAN FLEMING ASSET MANAGEMENT (LONDON) LIMITED



                                 CODE OF ETHICS


1.  Purposes

         This Code of Ethics (the "Code") has been adopted by investment advisers listed above, and any affiliates thereof that provide investment advisory service (collectively, "J.P. Morgan Fleming"), in accordance with Rule 17j-1(c) promulgated under the Investment Company Act of 1940, as amended (the "Act"). Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities Held or to be Acquired (defined in Section 2(k) of this Code) by investment companies, if effected by associated persons of such companies. The purpose of this Code is to adopt provisions reasonably necessary to prevent Access Persons from engaging in any unlawful conduct as set forth in Rule 17j-1(b) as follows:

         It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

         (a) To employ any device, scheme or artifice to defraud the Fund;

         (b) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

         (c) To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the Fund; or

         (d) To engage in any manipulative practice with respect to the Fund.

2.       Definitions

         (a) "Access Person" means any director, officer, general partner or Advisory Person of the Adviser.

         (b) "Administrator" means Morgan Guaranty Trust Company or any successors.

         (c) "Advisory Person" means (i) any employee of the Adviser or the Administrator (or any company in a control relationship to the Adviser or Administrator) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities for a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Adviser who obtains information concerning recommendations regarding the purchase or sale of securities by a Fund.

         (d)"Beneficial ownership" shall be interpreted in the same manner as it would be under Exchange Act Rule 16a-1(a)(2)in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

         (e) "Control" has the same meaning as in Section 2(a)(9) of the Act.

         (f) "Covered Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include shares of open-end funds, direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

         (g) "Fund" means an Investment Company registered under the Investment Company Act of 1940.

         (h) "Initial Public Offering" means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

         (i) "Limited Offering" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

         (j) "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

         (k) "Security Held or to be Acquired" by a Adviser means: (i) any Covered Security which, within the most recent 15 days, is or has been held by a Fund or other client of the Adviser or is being or has been considered by the Adviser for purchase by a Fund or other client of the Adviser; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in Section 2(k)(i) of this Code.

3.       Statement of Principles

         It is understood that the following general fiduciary principles govern the personal investment activities of Access Persons:

         (a) the duty to at all times place the interests of shareholders and other clients of the Adviser first;

         (b) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility;

         (c) the fundamental standard that Investment Personnel may not take inappropriate advantage of their position; and

         (d) all personal transactions must be oriented toward investment, not short-term or speculative trading.

         It is further understood that the procedures, reporting and recordkeeping requirements set forth below are hereby adopted and certified by the Adviser as reasonably necessary to prevent Access Persons from violating the provisions of this Code of Ethics.

4.       Procedures to be followed regarding Personal Investments by Access
         Persons

         (a) Pre-clearance requirement. Each Access Person must obtain prior written approval from his or her group head (or designee) and from the Adviser's compliance department before transacting in any Covered Security based on certain quidelines set forth from time to time by the Adviser's compliance department. For details regarding transactions in mutual funds, see Section 4(e).

         (b) Brokerage transaction reporting requirement. Each Access Person working in the United States must maintain all of his or her accounts and the accounts of any person of which he or she is deemed to be a beneficial owner with a broker designated by the Adviser and must direct such broker to provide broker trade confirmations to the Adviser's compliance department, unless an exception has been granted by the Adviser's compliance department. Each Access Person to whom an exception to the designated broker requirement has been granted must instruct his or her broker to forward all trade confirms and monthly statements to the Adviser's compliance department. Access Persons located outside the United States are required to provide details of each brokerage transaction of which he or she is deemed to be the beneficial owner, to the Adviser's compliance group, within the customary period for the confirmation of such trades in that market.

         (c) Initial public offerings (new issues). Access Persons are prohibited from participating in Initial Public Offerings, whether or not J.P. Morgan Chase or any of its affiliates is an underwriter of the new issue, while the issue is in syndication.

         (d) Minimum investment holding period. Each Access Person is subject to a 60-day minimum holding period for personal transactions in Covered Securities. An exception to this minimum holding period requirement may be granted in the case of hardship as determined by the Adviser's compliance department.

         (e) Mutual funds. Each Access Person must pre-clear transactions in shares of closed-end Funds with the Adviser's compliance department, as they would with any other Covered Security. See Section 4(a). Each Access Person must obtain pre-clearance from his or her group head(or designee) before buying or selling shares in an open-end Fund or a sub-advised Fund managed by the Adviser if such Access Person has had recent dealings or responsibilities regarding such mutual fund.

         (f) Limited offerings. An Access Person may participate in a limited offering only with advance notification to the Adviser's compliance department and with written approval of such Access Person's group head (or designee).

         (g) Blackout periods. Advisory Persons are subject to blackout periods 7 calendar days before and after the trade date of a Covered Security where such Advisory Person makes, participates in, or obtains information regarding the purchase or sale of such Covered Security for any of their client accounts. In addition, Access Persons are prohibited from executing a transaction in a Covered Security during a period in which there is a pending buy or sell order on the Adviser's trading desk.

         (h) Prohibitions. Short sales are generally prohibited. Transactions in options, rights, warrants, or other short-term securities and in futures contracts (unless for bona fide hedging) are prohibited, except for purchases of options on widely traded indices specified by the Adviser's compliance department.

         (i) Securities of J.P. Morgan Chase. All transactions in securities issued by J.P. Morgan Chase must be pre-cleared with the Adviser's compliance department.

         (j) Each Advisory Person must disclose any potential conflict of interest (personal or professional) to his or her group head either prior to or at the time of making any recommendation that may result in the purchase or sale of securities for a Fund.

5.       Reporting Requirements

         (a) Every Access Person must report to the Adviser:

             (i) Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information: (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; (B) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and (C) the date that the report is submitted by the Access Person.

             (ii) Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, with respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership: (A) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and principal amount of each Covered Security involved; (B) the nature of the transaction; (C) the price of the Covered Security at which the transaction was effected; (D) the name of the broker, dealer or bank with or through which the transaction was effected; and (E) the date that the report is submitted by the Access Person.

             (iii) New Account Report. No later than 10 days after the calendar quarter, with respect to any account established by the Access Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person: (A) the name of the broker, dealer or bank with whom the Access Person established the account; (B) the date the account was established; and (C) the date that the report is submitted by the Access Person.

             (iv) Annual Holdings Report. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted): (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership; (B) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person: and (C) the date that the report is submitted by the Access Person.

         (b) Exceptions from the Reporting Requirements.

             (i) Notwithstanding the provisions of Section 5(a), no Access Person shall be required to make:

         A. a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control;

         B. a Quarterly Transaction or New Account Report under Sections 5(a)(ii) or (iii) if the report would duplicate information contained in broker trade confirmations or account statements received by the Adviser with respect to the Access Person no later than 10 days after the calendar quarter end, if all of the information required by Sections 5(a)(ii) or (iii), as the case may be, is contained in the broker trade confirmations or account statements, or in the records of the Adviser.

         (c) Each Access Person shall promptly report any transaction which is, or might appear to be, in violation of this Code. Such report shall contain the information required in Quarterly Transaction Reports filed pursuant to Section 5(a)(ii).

         (d) All reports prepared pursuant to this Section 5 shall be filed with the appropriate compliance personnel designated by the Adviser and reviewed in accordance with procedures adopted by such personnel.

         (e) The Adviser will identify all Access Persons who are required to file reports pursuant to this Section 5 and will inform them of their reporting obligation.

         (f) The Adviser no less frequently than annually shall furnish to a Fund's board of directors for their consideration a written report that:

             (a) describes any issues under this Code of Ethics or related procedures since the last report to the board of directors, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

             (b) certifies that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

6.       Recordkeeping Requirements

         The Adviser must at its principal place of business maintain records in the manner and extent set out in this Section of this Code and must make available to the Securities and Exchange Commission (SEC) at any time and from time to time for reasonable, periodic, special or other examination:

         (a) A copy of its code of ethics that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

         (b) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

         (c) A copy of each report made by an Access Person as required by
Section 5(a) including any information provided in lieu of a quarterly transaction report, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place.

         (d) A record of all persons, currently or within the past five years, who are or were required to make reports as Access Persons or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.

         (e) A copy of each report required by 5(f) above must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

         (f) A record of any decision and the reasons supporting the decision to approve the acquisition by Access Persons of securities under Section 4(f) above, for at least five years after the end of the fiscal year in which the approval is granted.

8.       Sanctions

         Upon discovering a violation of this Code, the Adviser may impose such sanctions as they deem appropriate, including, inter alia, financial penalty, a letter of censure or suspension or termination of the employment of the violator.

                                 CODE OF ETHICS


                     ING LIFE INSURANCE AND ANNUITY COMPANY

                                 MARCH 30, 2001

INTRODUCTION
--------------------------------------------------------------------------------

This Code of Ethics (the "Code") is adopted on behalf of ING Life Insurance and Annuity Company ("ILIAC"), (formerly known as Aetna Life Insurance and Annuity Company), an indirect wholly owned subsidiary of ING Groep N.V. ("ING") in its capacity as investment adviser to registered investment companies ("Fund"), in accordance with the requirements of Section 17(j) of the Investment Company Act of 1940 ("1940 Act") and Rule 17j-1 thereunder, and the requirements of Section 204A of the Investment Advisers Act of 1940 (the "Advisers Act").

Rule 17j-1(a) makes it unlawful for any "Access Person" of ILIAC or a Fund (defined below), in connection with the purchase or sale by such person of a security "held or to be acquired" by any Fund:

         1.     To employ any device, scheme or artifice to defraud the Fund;

         2. To make to the Fund any untrue statement of a material fact or to omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

         4. To engage in any manipulative practice with respect to the Fund.

A security is "held or to be acquired" if within the most recent 15 days it (i) is or has been held by a Fund, or (ii) is being or has been considered by a Fund or the Fund's respective investment adviser or subadviser for purchase by the Fund.

Both the Advisers Act and the Securities Exchange Act of 1934 prohibit Access Persons from using for their personal benefit material non-public information obtained in the course of their duties with respect to a Fund. Knowledge about a Fund's impending securities transactions constitutes material non-public information for these purposes. Further, Section 206 of the Advisers Act imposes on ILIAC a fiduciary duty with respect to its relationship with its advisory clients that prohibits ILIAC and its officers, directors and employees from engaging in any business activity that would operate as a fraud or deceit upon a client.

There are numerous ways that an Access Person could misuse material non-public information about securities held or to be acquired by a Fund. The most common example of this is "front running," which is generally defined as trading a security ahead of a Fund in an attempt to take advantage of a move in the market price of the security caused by the Fund's transaction. Access Persons are also prohibited from using their relationship with a Fund to obtain personal investment opportunities or other advantages that would otherwise be unavailable. This Code is designed to prevent and to detect the misuse of material non-public information about Fund portfolio transactions and to prevent certain conflicts of interest between a Fund and ILIAC Access Persons that could give rise to a breach of fiduciary duty.

ADMINISTRATION AND ENFORCEMENT
--------------------------------------------------------------------------------

Administration of the Code is the responsibility of ILIAC's Chief Compliance Officer (or an individual designated by ILIAC's Chief Compliance Officer). Questions concerning the Code or any transactions that may be subject to provisions of the Code may be directed to ILIAC's Chief Compliance Officer.

Enforcement of the Code is the responsibility of each Fund's Code of Ethics Review Committee ("Committee"), which is comprised of ILIAC's Chief Compliance Officer (or an individual designated by ILIAC's Chief Compliance Officer), the President of the Fund, and legal counsel to the Fund. The Committee is responsible for investigating any reported or suspected violations of the Code. If the investigation discloses that a violation has occurred, the Committee has been given the authority by the Board of Directors of ILIAC, and the Board of Directors or Board of Trustees of each Fund, as appropriate, to determine the appropriate sanction and to direct ILIAC's Chief Compliance Officer (or an individual designated by ILIAC's Chief Compliance Officer) to administer the sanction. The President of a Fund will report to the Board any material violations of this Code affecting that Fund, the investigations conducted and any resulting sanctions.


DEFINITIONS
--------------------------------------------------------------------------------

       Whenever used in the Code, the following terms have the following meanings:

         1. "Access Person" includes (i) each director, trustee or officer of a Fund, and (ii) each director, officer or employee of ILIAC, who, in connection with his regular duties, makes, participates in, or obtains information about the purchase or sale of a security on behalf of a Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales, and any person in a control relationship to a Fund.

         2. "Beneficial Ownership" of a security is determined in the same manner as it would be for the purposes of Section 16 of the Securities Exchange Act of 1934, except that such determination should apply to all securities that an Access Person owns or acquires. Generally, a person should consider himself the beneficial owner of securities held by his spouse, his minor children, a relative who shares his home, or other persons if by reason of any contract, understanding, relationship, agreement or other arrangement, he obtains from such securities benefits substantially equivalent to those of ownership. He should also consider himself the beneficial owner of securities if he can vest or revest title in himself, now or in the future.

         3.  "Security" means ALL securities EXCEPT:

         o   shares of registered open-end investment companies (mutual funds);
         o securities issued by the U.S. government, its agencies or instrumentalities (e.g., Treasury Bills, FNMA or GNMA, etc.);
         o   bankers' acceptances;
         o   bank certificates of deposit;
         o   commercial paper.

             "Security" includes options to purchase or sell such security.

         4. "Fund" means any registered investment company or investment portfolio thereof for which ILIAC serves as investment adviser and/or principal underwriter.


POLICY
--------------------------------------------------------------------------------

       Priority of Client Interests.

       Each Access Person is required to give priority to the interests of the Funds over his/her own interest in making or maintaining a personal investment.

       No Access Person shall purchase or sell a security for his/her own account when the person knows, or has reason to know, that during the 15-day period immediately preceding or after the date of his/her personal transaction such security was purchased or sold by a Fund or was considered for purchase or sale on behalf of a Fund.

       Access Persons also are prohibited from engaging in any personal securities transaction on the basis of knowledge of a change, or possible change, in a Fund's investment strategy.

       Initial Public Offerings/Limited Offerings.

       Access Persons are prohibited from purchasing any security in an initial public offering or a limited offering without the prior approval from ILIAC's Chief Compliance Officer (or an individual designated by ILIAC's Chief Compliance Officer).

       Receipt of Gifts.

       No Access Person may receive any gift or other thing of more than de minimus value from any person or entity that does business with a Fund, ILIAC, or a subadviser for any Fund. An Access Person who receives a gift or other thing of more than de minimus value from any such person or entity should immediately contact ILIAC's Chief Compliance Officer (or an individual designated by ILIAC's Chief Compliance Officer) to determine the proper disposition of such gift.

       Service as a Director or Officer.

       Absent prior approval of ILIAC's Chief Compliance Officer (or an individual designated by ILIAC's Chief Compliance Officer), an Access Person may not serve as a director or officer of a public or private company.

       ING Code of Conduct.

       All Access Persons are subject to the ING Code of Conduct and must abide by all its requirements.


PROCEDURES
--------------------------------------------------------------------------------

       Post-Execution Reporting.

       At the close of each calendar quarter, ILIAC's Chief Compliance Officer (or an individual designated by ILIAC's Chief Compliance Officer) will forward a copy of the Securities Transactions Report (see Exhibit A) to every Access Person. Within ten calendar days of the end of each calendar quarter, every Access Person must complete and return to the Compliance Department this quarterly report, which describes all personal securities transactions executed and securities accounts opened during the preceding three months.

       Full Disclosure of Personal Securities Investments.

1. Every Access Person no later than 10 days after the person becomes an Access Person, must provide to ILIAC's Chief Compliance Officer (or an individual designated by ILIAC's Chief Compliance Officer) an Initial Holdings Report (See Exhibit B) containing the following information:

         (i) The title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

         (ii) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

         (iii) The date the report is submitted by the Access Person.

2. On an annual basis, every Access Person must provide to ILIAC's Chief Compliance Officer (or an individual designated by ILIAC's Chief Compliance Officer) an Annual Holdings Report (See Exhibit C) containing the following information:

         (i) The title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership;

         (ii) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities are held for the direct or indirect benefit of the Access Person; and

         (iii) The date the report is submitted by the Access Person.

         The information contained in the Annual Holdings Report must be current as of a date no more than 30 days before the report is submitted.

3. On an annual basis, every Access Person shall certify that he/she has read and is in compliance with this Code of Ethics (See Exhibit D).

4. Every Access Person, when requested by ILIAC's Chief Compliance Officer (or an individual designated by ILIAC's Chief Compliance Officer), will disclose all information about his/her personal securities investments.

       Confidentiality.

       All information submitted to ILIAC's Chief Compliance Officer (or an individual designated by ILIAC's Chief Compliance Officer) pursuant to these procedures will be treated as confidential information. It may, however, be made available to governmental and securities industry self regulatory agencies with regulatory authority over ILIAC or the Funds, as well as, to ILIAC's or the Funds' auditors and legal advisors, if appropriate.

       Exceptions to Policies and Procedures.

       Because all fact situations cannot be contemplated, ILIAC's Chief Compliance Officer (or an individual designated by ILIAC's Chief Compliance Officer) retains the authority to permit an exception to the above policies and procedures requested by persons subject to this Code when to do so is consistent with the interests of the Funds. Any exceptions and the reasons therefore will be documented in writing. These written records will be maintained in accordance with the recordkeeping requirements of the 1940 Act.

       Distribution.

       This Code will be distributed to all Access Persons.

SANCTIONS
--------------------------------------------------------------------------------

       An Access Person who breaches the above policies may be subject to certain sanctions including, but not limited to, reprimand, disgorgement of profits, suspension and termination.


Adopted: March 30, 2001
Revised:  January 14, 2003
                                        ING Life Insurance and Annuity Company

                                    EXHIBIT A

                          SECURITIES TRANSACTION REPORT

Name of Reporting Person:  _____________________________________________________

Date Became Subject to the Code's            For The Calendar Quarter
Reporting Requirements:          _________   Ended:                   _________

Date Report Due:                 _________   Date Report Submitted:   _________


Securities Transactions During the Quarter
         No Transactions to Report (check if applicable) [  ]

----------------------------------------------------------------------------------------------------------------------
                                                                                                 Executing Broker,
                                                                          Principal Amount,    Dealer or Other Party
                                         Nature of           No. of        Price, Maturity          Through Whom
     Name of           Date of          Transaction(1)       Shares/       Date and Interest         Transaction
    Security         Transaction      (Purchase/Sale)      Securities   Rate (as applicable)          Was Made
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

Securities Accounts Opened During the Quarter
      If you have no new securities accounts to report, please check here. [ ]

-------------------------------------------------------------------------------
Name of Broker, Dealer or Bank        Name(s) on and Type of Account
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

I represent that I am not in possession of material non-public information concerning the securities listed above or their issues. If I am an Access Person charged with making recommendations on behalf of any Fund with respect to any of the securities listed above, I represent that I have not determined or been requested to make a recommendation on that security except as permitted by the Fund's Code of Ethics.

--------------------------------------     ------------------------------------
(Signature)                                (Date)

-------------

(1) If the transaction is other than a straightforward sale or purchase of securities, mark it with an asterisk and explain the nature of the transaction on the reverse side. Describe the nature of each account in which the transaction is to take place, i.e., personal, spouse, children, charitable trust, etc. If you wish, you may attach a copy of your account statements as provided to you by your Broker, Bank or Custodian.

                                    EXHIBIT B

                             INITIAL HOLDINGS REPORT

Name of Reporting Person:  _____________________________________________________

Date Became Subject to the Code's            Information in Report Dated
Reporting Requirements:           _______    As Of:                      _______

Date Report Due:                  _______    Date Report Submitted:      _______


Securities Holdings
--------------------------------------------------------------------------------
                                                     Principal Amount, Price,
Name of Issuer and           No. of Shares              Maturity Date and
Title of Security            (if applicable)       Interest Rate (as applicable)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
If you have no securities holdings to report, please check here. [ ]

If you do not want this report to be construed as an admission that you have Beneficial Ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Securities Accounts
--------------------------------------------------------------------------------
Name of Broker, Dealer or Bank             Name(s) on and Type of Account
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If you have no securities accounts to report, please check here. [ ]

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES HOLDINGS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.

---------------------------------     --------------------------------------
(Signature)                           (Date)

                                    EXHIBIT C

                             ANNUAL HOLDINGS REPORT

Name of Reporting Person:  _____________________________________________________

Date Became Subject to the Code's            Information in Report Dated
Reporting Requirements:           _______    As Of:                      _______

Date Report Due:                  _______    Date Report Submitted:      _______

Year Ended:                       _______
Securities Holdings
--------------------------------------------------------------------------------
                                                     Principal Amount, Price,
Name of Issuer and           No. of Shares              Maturity Date and
Title of Security            (if applicable)       Interest Rate (as applicable)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
If you have no securities holdings to report, please check here. [ ]

If you do not want this report to be construed as an admission that you have Beneficial Ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Securities Accounts
--------------------------------------------------------------------------------
Name of Broker, Dealer         Date Account Was             Name(s) on and
or Bank                        Established                  Type of Account
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If you have no securities accounts to report for the year, please check here. []

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES HOLDINGS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.

------------------------------   --------------------------------
(Signature)                      (Date)

                                    EXHIBIT D

                       ANNUAL CERTIFICATION OF COMPLIANCE

Name of Person Certifying: _____________________________________________________




I have read the Code of Ethics of ING Life Insurance and Annuity Company and certify that I am in compliance with this Code.


------------------------------   --------------------------------
(Signature)                      (Date)

                               ING PARTNERS, INC.
                       (FORMERLY PORTFOLIO PARTNERS, INC.)

                                 CODE OF ETHICS

A.     Legal Requirements.

       Rule 17j-1(a) under the Investment Company Act of 1940 (the "Act") makes it unlawful for any "access person"(1) of ING Partners, Inc. (the "Fund"), in connection with the purchase or sale by such person of a security "held or to be acquired"(2) by any investment portfolio of the Fund (a "Portfolio"):

---------------
(1) An "access person" is each Director or officer of the Fund, and each employee (if any) of the Fund who, in connection with his regular duties, makes, participates in, or obtains information about the purchase or sale of a security on behalf of a Fund Portfolio or whose functions relate to the making of any recommendations with respect to such purchases or sales, and any person in a control relationship to the Fund or the Portfolio.

(2) A security is "held or to be acquired" by a Portfolio if within the most recent 15 days it (i) is or has been held by a Portfolio, or (ii) is being or has been considered by a Portfolio or the respective investment adviser or subadviser for the Portfolio for purchase by the Portfolio. A purchase or sale of a security includes purchasing or selling an option relating to such security.

       (1) To employ any device, scheme or artifice to defraud the Fund or a Portfolio;

       (2) To make to the Fund or a Portfolio any untrue statement of a material fact or to omit to state to the Fund or a Portfolio a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

       (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund or a Portfolio; or

       (4) To engage in any manipulative practice with respect to the Fund or a Portfolio.

B.       Fund Policies.

       (1) It is the policy of the Fund that no access person of the Fund or of a Portfolio shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1(a) set forth above.

       (2) The following general policies shall govern personal investment activities of access persons of the Fund:

           (a) It is the duty of all access persons of the Fund to place the interest of Fund shareholders first;

           (b) All access persons of the Fund will conduct personal securities transactions in a manner that is consistent with this Code of Ethics and that avoids any actual or potential conflict of interest or any abuse of a position of trust and responsibility; and

           (c) No access person of the Fund will take inappropriate advantage of his or her position with the Fund or with a Portfolio.

           (d) No access person of the Fund will directly or indirectly acquire "beneficial ownership"(3) in any securities in an initial public offering or a limited offering without the prior approval from the Fund.

-------------
(3) "Beneficial ownership" of a security is determined in the same manner as it would be for the purposes of Section 16 of the Securities Exchange Act of 1934, except that such determination should apply to all securities that an access person owns or acquires. Generally, a person should consider himself the beneficial owner of securities held by his spouse, his minor children, a relative who shares his home, or other persons if by reason of any contract, understanding, relationship, agreement or other arrangement, he obtains from such securities benefits substantially equivalent to those of ownership. He should also consider himself the beneficial owner of securities if he can vest or revest title in himself, now or in the future.

C.     Procedures.

       (1) In order to provide the Fund with information to enable it to determine with reasonable assurance whether the Fund's policies are being observed by its access persons:

           (a) Each access person of the Fund or of a Portfolio, other than (i) a Director of the Fund who is not an "interested person" (as defined in the Act) of the Fund, and (ii) an access person employed by a Covered Service Provider (as defined below), will submit to the Fund's Secretary a Securities Transaction Report each quarter (See Exhibit A). The Securities Transaction Report will show all transactions in "reportable securities"(4) in which the access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. The Securities Transaction Report will also indicate any account opened for the direct or indirect benefit of the access person, providing the name of the broker, dealer or bank and the date of opening the account. Access persons will submit the Securities Transaction Report no later than 10 days after the end of each calendar quarter, but need not report transactions over which the access person had no direct or indirect influence or control.

---------------

(4) For purposes of this Code, a "reportable security" includes all securities except those securities issued or guaranteed by the United States Government or its agencies or instrumentalities, bankers' acceptances, bank certificates of deposit, commercial paper, or shares of registered open-end investment companies.


           (b) Notwithstanding subparagraph (a) above, each Director who is not an "interested person" of the Fund will submit the quarterly Securities Transaction Report as required under paragraph (a) for a transaction in a reportable security where he knew at the time of the transaction or, in the ordinary course of fulfilling his official duties as a Director, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security is or was purchased or sold, or was considered for purchase or sale, by a Portfolio. A Director need not report transactions over which the Director has no direct or indirect influence or control.

           (c) Each access person of the Fund or a Portfolio, other than a Director of the Fund who is not an "interested person" (as defined in the Act) of the Fund, no later than 10 days after the person becomes an access person, must provide to the Fund an Initial Holdings Report (See Exhibit B) containing the following information:

            (i) The title, number of shares and principal amount of each "reportable security" in which the access person had any direct or indirect beneficial ownership when the person became an access person;

            (ii) The name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person as of the date the person became an access person; and

            (iii) The date the report is submitted by the access person.

           (d) On an annual basis, each access person of the Fund or a Portfolio, other than a Director of the Fund who is not an "interested person" (as defined in the Act) of the Fund, must provide to the Fund an Annual Holdings Report (See Exhibit C) containing the following information:

           (i) The title, number of shares and principal amount of each reportable security in which the access person had any direct or indirect beneficial ownership;

           (ii) The name of any broker, dealer or bank with whom the access person maintained an account in which any securities are held for the direct or indirect benefit of the access person; and

           (iii)  The date the report is submitted by the access person.

           The information contained in the Annual Holdings Report must be current as of a date no more than 30 days before the report is submitted.

           (e) On an annual basis, each access person shall certify that he or she had read and is in compliance with this Code of Ethics (See Exhibit D).

           (2) The Secretary (or her designee) shall notify each access person of the Fund who may be required to make reports pursuant to this Code that such person is subject to this reporting requirement and shall deliver a copy of this Code to each such person.

           (3) The Secretary shall report to the Board of Directors at the next meeting following the receipt of any Securities Transaction Report:

           (a) with respect to each access person's transaction in a reportable security during the 15-day period before or after the date such security was purchased or sold by a Portfolio or under consideration for purchase or sale by a Portfolio, unless the amount involved in the transaction was less than $10,000; and

           (b) with respect to any transaction not otherwise required to be reported by this Code of Ethics that he or she believes nonetheless may evidence a material violation of this Code.

           (4) The Board of Directors will consider reports made to it hereunder and will determine whether the Fund's policies have been violated, and what sanctions, if any, should be imposed.

           (5) The Board of Directors, including a majority of the Directors who are not "interested persons" of the Fund, will determine, with respect to each investment adviser, subadviser, and principal underwriter for the Fund (each a "Covered Service Provider"), that:

           (a) The Covered Service Provider has adopted a Code of Ethics that meets the requirements of Rule 17j-1 and substantially conforms to generally accepted industry and regulatory standards; and

           (b) The Covered Service Provider has implemented adequate procedures for monitoring compliance with its Code of Ethics.

           (6) The Board of Directors will review the operation of this Code of Ethics at least once a year. To that end, the appropriate officer(s) of the Fund will prepare an annual report to the Board that:

           (a) summarizes any changes in the procedures concerning personal investing made during the past year by the Fund or a Covered Service Provider;

           (b) identifies any violations requiring significant remedial action during the past year; and

           (c) identifies any recommended changes in existing restrictions or procedures of the Fund or its Covered Service Providers based upon the experience of the Fund or its investment advisers, evolving industry practices or developments in applicable laws or regulations.

           (7) This Code of Ethics, a copy of each Securities Transaction Report, Initial Holdings Report and Annual Holdings Report, any written report hereunder by the Secretary, and lists of all persons required to make reports shall be preserved with the Fund's records for the period required by Rule 17j-1.

Adopted:  August 9, 2000
Amended:  August 9, 2002

                                             The Board of Directors


                                             ING Partners, Inc.

                                    EXHIBIT A
                               ING PARTNERS, INC.
                         SECURITIES TRANSACTION REPORT(1)

Name of Reporting Person:  _____________________________________________________

Date Became Subject to the Code's            For The Calendar Quarter
Reporting Requirements:          _________   Ended:                   _________

Date Report Due:                 _________   Date Report Submitted:   _________


Securities Transactions During the Quarter
         No Transactions to Report (check if applicable) [  ]

----------------------------------------------------------------------------------------------------------------------
                                                                                                 Executing Broker,
                                                                          Principal Amount,    Dealer or Other Party
                                         Nature of           No. of        Price, Maturity          Through Whom
     Name of           Date of          Transaction(2)       Shares/       Date and Interest         Transaction
    Security         Transaction      (Purchase/Sale)      Securities   Rate (as applicable)          Was Made
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

Securities Accounts Opened During the Quarter
      If you have no new securities accounts to report, please check here. [ ]

-------------------------------------------------------------------------------
Name of Broker, Dealer or Bank        Name(s) on and Type of Account
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

I represent that I am not in possession of material non-public information concerning the securities listed above or their issues. If I am a ING Partners, Inc. access person charged with making recommendations on behalf of the ING Partners, Inc. Portfolios with respect to any of the securities listed above, I represent that I have not determined or been requested to make a recommendation in that security except as permitted by the ING Partners, Inc. Code of Ethics.

-------------------------------       --------------------------------------
(Signature)                                  (Date)

--------------
(1) This report must be completed by (1) all Fund Directors who are not interested persons of the Fund who have purchased or sold a security when he or she knew or should have known that, within 15 days before or after the transaction, the security was purchased or sold, or considered for purchase or sale, by a Portfolio, and (2) all access persons of the Fund who are not otherwise subject to reporting requirements of a Code of Ethics adopted by the investment adviser, subadviser or principal underwriter of a Portfolio. Filing of this Report is required whether or not transactions occurred.

(2) If the transaction is other than a straightforward sale or purchase of securities, mark it with an asterisk and explain the nature of the transaction on the reverse side. Describe the nature of each account in which the transaction is to take place, i.e., personal, spouse, children, charitable trust, etc. If you wish, you may attach a copy of your account statements as provided to you by your Broker, Bank or Custodian.

                                    EXHIBIT B

                               ING PARTNERS, INC.
                             INITIAL HOLDINGS REPORT

Name of Reporting Person:  _____________________________________________________

Date Became Subject to the Code's            Information in Report Dated
Reporting Requirements:           _______    As Of:                      _______

Date Report Due:                  _______    Date Report Submitted:      _______


Securities Holdings
--------------------------------------------------------------------------------
                                                     Principal Amount, Price,
Name of Issuer and           No. of Shares              Maturity Date and
Title of Security            (if applicable)       Interest Rate (as applicable)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
If you have no securities holdings to report, please check here. [ ]

If you do not want this report to be construed as an admission that you have Beneficial Ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Securities Accounts
--------------------------------------------------------------------------------
Name of Broker, Dealer or Bank             Name(s) on and Type of Account
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES HOLDINGS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.

-------------------------------   --------------------------------------
(Signature)                       (Date)

                                    EXHIBIT C

                               ING PARTNERS, INC.
                             ANNUAL HOLDINGS REPORT

Name of Reporting Person:  _____________________________________________________

Date Became Subject to the Code's            Information in Report Dated
Reporting Requirements:           _______    As Of:                      _______

Date Report Due:                  _______    Date Report Submitted:      _______

Year Ended:                       _______

Securities Holdings
--------------------------------------------------------------------------------
                                                     Principal Amount, Price,
Name of Issuer and           No. of Shares              Maturity Date and
Title of Security            (if applicable)       Interest Rate (as applicable)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If you have no securities holdings to report, please check here. [ ]

If you do not want this report to be construed as an admission that you have Beneficial Ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Securities Accounts
--------------------------------------------------------------------------------
Name of Broker, Dealer or Bank             Name(s) on and Type of Account
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If you have no securities accounts to report for the year, please check here. []

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES HOLDINGS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.

-------------------------------   --------------------------------------
(Signature)                       (Date)

                                    EXHIBIT D

                               ING PARTNERS, INC.
                       ANNUAL CERTIFICATION OF COMPLIANCE

Name of Person Certifying: _____________________________________________________

I have read the Code of Ethics of ING Partners, Inc. and certify that I am in compliance with it.



-------------------------------     --------------------------------------
(Signature)                                (Date)